CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-225731) and Form S-8 (Nos. 333-201602, 333-211835 and 333-232022) of Globant S.A. of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.
Autonomous City of Buenos Aires, Argentina
February 26, 2021